UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2024

Banzai International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39826	85-3118980
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

435 Ericksen Ave, Suite 250 Bainbridge Island, Washington	98110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 414-1777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BNZI	The Nasdaq Global Market
Redeemable Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	BNZIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Yorkville SEPA Supplemental Agreement and Promissory Note

As previously disclosed, pursuant to the standby equity purchase agreement (the “SEPA”), dated December 14, 2023, by and among Banzai Operating Co LLC (f/k/a Banzai International, Inc.) (“Legacy Banzai”), 7GC and Yorkville Advisors Global, LP (“Yorkville”), Yorkville agreed to advance to Banzai International, Inc. (the “Company”), in exchange for convertible promissory notes, an aggregate principal amount of up to $3.5 million (the “Pre-Paid Advance”), $2.0 million (less a 10% discount) of which was funded at the closing of the Company’s business combination and $1.5 million (less a 10% discount) of which will be funded when the Company’s Registration Statement on Form S-1, originally filed with the U.S. Securities and Exchange Commission on December 29, 2023, and amended on February 5, 2024 (as amended, the “Registration Statement”), becomes effective and the Company obtains stockholder approval of the Company’s issuance of shares in excess of 19.99% of the aggregate number of shares of the Company’s Class A common stock (the “Class A Common Stock”) issued and outstanding as of the date of the SEPA (the “Exchange Cap”) in accordance with the applicable rules of The Nasdaq Stock Market LLC (“Nasdaq”).

On February 5, 2024, the Company and Yorkville entered into a supplemental agreement (the “SEPA Supplemental Agreement”) to increase the amount of the Pre-Paid Advance under the SEPA by $1.0 million (the “Additional Pre-Paid Advance Amount”), for an aggregate principal amount of $4.5 million to be advanced by Yorkville to the Company under the SEPA and SEPA Supplemental Agreement. The Additional Pre-Paid Advance Amount (less a 10% discount) was funded on February 5, 2024 in exchange for a promissory note in the principal amount of $1.0 million (the “Yorkville Promissory Note”). The Yorkville Promissory Note matures on June 14, 2024 and bears interest at a rate of 0%, subject to certain adjustments.

Pursuant to the terms of the Yorkville Promissory Note, Yorkville may elect at any time, from time to time, to convert the outstanding principal and accrued interest under the note into shares of Class A Common Stock, subject to certain beneficial ownership and other limitations. In addition, the Company may elect to redeem early a portion or all amounts outstanding, subject to certain conditions.

The Yorkville Promissory Note contains customary events of default. Upon the occurrence of an event of default, the unpaid principal, together with interest and other amounts owed, will become immediately due and payable at Yorkville’s election. In addition, the Company will be required to make minimum monthly payments under the Yorkville Promissory Note if (i) following the earlier of the effectiveness of the Registration Statement and effectiveness deadline under the registration rights agreement previously entered into between the Company and Yorkville (the “Registration Rights Agreement”), the daily volume weighted average price (“VWAP”) of the Class A Common Stock is less than $2.00 per share, subject to adjustment, for five of seven consecutive trading days, (ii) the Company issues in excess of 99% of the Class A Common Stock available to the Company under the Exchange Cap or (iii) the Company is in material breach of, or other specified events occur under, the Registration Rights Agreement for a period of 5 trading days.

GEM Settlement Agreement and Promissory Note

On February 5, 2024, the Company, GEM Global Yield LLC SCS (“GEM Global”) and GEM Yield Bahamas Limited (collectively, “GEM”) entered into a settlement agreement (the “GEM Settlement Agreement”), pursuant to which (a) the Company and GEM agreed to (i) settle the Company’s obligations under and terminate the binding term sheet entered into between Legacy Banzai and GEM Global, dated December 13, 2023, and (ii) terminate the share repurchase agreement, dated May 27, 2022, by and among the Company and GEM, and (b) the Company (i) agreed to pay GEM $1.2 million in cash within three business days of the GEM Settlement Agreement and (ii) issued to GEM, on February 5, 2024, an unsecured promissory note in the amount of $1.0 million, payable in monthly installments of $100,000 beginning on March 1, 2024, with the final payment to be made on December 1, 2024 (the “GEM Promissory Note”).

The GEM Promissory Note provides that, in the event the Company fails to make a required monthly payment when due, the Company shall issue to GEM a number of shares of Class A Common Stock equal to the monthly payment amount divided by the VWAP of the Class A Common Stock for the trading day immediately preceding the applicable payment due date. In addition, the Company agreed to register on the Registration Statement 2,000,000 shares of Class A Common Stock that may be issuable under the terms of the GEM Promissory Note. The GEM Promissory Note contains customary events of default. If an event of default occurs, GEM may, at its option, demand from the Company immediate payment of any outstanding balance under the GEM Promissory Note.

Roth Addendum to Letter Agreements

On February 2, 2024, the Company and Roth Capital Partners, LLC (“Roth”) entered into an addendum to (i) the engagement letter, dated October 13, 2022, by and between Roth and Legacy Banzai, pursuant to which Legacy Banzai engaged Roth as a financial advisor in connection with the Company’s business combination with Legacy Banzai (the “Business Combination”), and (ii) the engagement letter, dated October 14, 2022, by and between Roth (as successor to MKM Partners, LLC) and 7GC & Co. Holdings, Inc. (“7GC”), pursuant to which 7GC engaged Roth as a financial advisor in connection with the Business Combination (such engagement agreements, collectively, the “Roth Engagement Agreements,” and such addendum, the “Roth Addendum”).

Pursuant to the Roth Addendum, in lieu of payment in cash of the full amount of any advisory fees or other fees or expenses owed under the Roth Engagement Agreements (collectively, the “Roth Fee”), the Company (i) issued to Roth 175,000 shares (the “Roth Shares”) of the Company’s Class A Common Stock, and (ii) on or before June 30, 2024, will pay to Roth an amount in cash equal to $300,000 or, if the Company determines that such payment should not be made in cash due to the Company’s cash position at such time, issue to Roth a number of shares of Class A Common Stock equal to $300,000 divided by the daily VWAP for the trading day immediately preceding June 30, 2024 (any such shares, the “Additional Roth Shares”). The Company registered the Roth Shares and 600,000 shares of Class A Common Stock (in addition to the Roth Shares) on the Registration Statement to cover any issuances of Additional Roth Shares (which may be more or less than 600,000) that may occur pursuant to the Roth Addendum.

The foregoing descriptions of the SEPA Supplemental Agreement, Yorkville Promissory Note, GEM Settlement Agreement, GEM Promissory Note, and Roth Addendum, are each qualified in their entirety by the full text of the SEPA Supplemental Agreement, Yorkville Promissory Note, GEM Settlement Agreement, GEM Promissory Note and Roth Addendum, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 hereto, respectively, and which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 5, 2024, the Company received a letter (the “Letter”) from the staff at Nasdaq notifying the Company that, for the 30 consecutive business days prior to the date of the Letter, the Company’s Minimum Value of Listed Securities (“MVLS”) was below the minimum of $50 million required for continued listing on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(b)(2)(A). The staff at Nasdaq also noted in the Letter that the Company is not in compliance with Nasdaq Listing Rule 5450(b)(3)(A), which requires listed companies to have total assets and total revenue of at least $50,000,000 each for the most recently completed fiscal year or for two of the three most recently completed fiscal years. The Letter is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Company’s securities on Nasdaq.

In accordance with Nasdaq listing rule 5810(c)(3)(C), the Company has 180 calendar days, or until August 5, 2024, to regain compliance. The Letter notes that to regain compliance, the Company’s MVLS must close at or above $50 million for a minimum of ten consecutive business days during the compliance period. The Letter further notes that if the Company is unable to satisfy the MVLS requirement prior to such date, the Company may be eligible to transfer the listing of its securities to The Nasdaq Capital Market (provided that the Company then satisfies the requirements for continued listing on that market).

If the Company does not regain compliance by August 5, 2024, Nasdaq staff will provide written notice to the Company that its securities are subject to delisting. At that time, the Company may appeal any such delisting determination to a hearings panel.

The Company intends to actively monitor the Company’s MVLS between now and August 5, 2024, and may, if appropriate, evaluate available options to resolve the deficiency and regain compliance with the MVLS requirement. While the Company is exercising diligent efforts to maintain the listing of its securities on Nasdaq, there can be no assurance that the Company will be able to regain or maintain compliance with Nasdaq listing standards.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the Roth Shares issued pursuant to the Roth Addendum is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1*	Supplemental Agreement, dated February 5, 2024, by and between Banzai International, Inc. and YA II PN, LTD (incorporated by reference to Exhibit 10.29 of Amendment No. 1 to the Registration Statement on Form S-1 filed on February 5, 2024).

10.2*	Promissory Note, dated as of February 5, 2024, issued by Banzai International, Inc. to YA II PN, LTD (incorporated by reference to Exhibit 4.11 of Amendment No. 1 to the Registration Statement on Form S-1 filed on February 5, 2024).

10.3*	Settlement Agreement, dated February 5, 2024, by and between Banzai International, Inc., GEM Global Yield LLC SCS and GEM Yield Bahamas Limited (incorporated by reference to Exhibit 10.27 of Amendment No. 1 to the Registration Statement on Form S-1 filed on February 5, 2024).

10.4	Unsecured Promissory Note, dated February 5, 2024, issued by Banzai International, Inc. to GEM Global Yield LLC SCS.

10.5*	Addendum to Letter Agreements, dated February 5, 2024, by and between Banzai International, Inc. and Roth Capital Partners, LLC (incorporated by reference to Exhibit 10.30 of Amendment No. 1 to the Registration Statement on Form S-1 filed on February 5, 2024).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Indicates previously filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2024

BANZAI INTERNATIONAL, INC.

By:	/s/ Joseph Davy
Joseph Davy
Chief Executive Officer